FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2004

Date of Report (Date of earliest event reported)

ILX Resorts Incorporated

Exact name of Registrant as specified in its charter

ARIZONA

(State or other jurisdiction of incorporation)

001-13855             86-0564171

(Commission File               (I.R.S. Employer

Number)              Identification No.)

2111 E. Highland Avenue, Suite 210, Phoenix, AZ 85016

(Address of principal executive offices)

Registrant's telephone number, including area code 602-957-2777

Item 2.02 Results of Operations and Financial Condition

For the three months ended September 30, 2004, the Company paid cash dividends of $164,226 and issued 26,370 shares of common stock valued at $244,640 to shareholders under its dividend reinvestment plan (“DRIP”), including 10,693 shares, valued at $99,180, issued on shares held by lenders as collateral.  At September 30, 2004, $315,644 was accrued for the third quarter 2004 dividend, which was paid October 12, 2004.

From October 1, 2004 to November 9, 2004, the Company paid cash dividends of $181,192 and issued 23,903 shares of common stock valued at $234,754 to shareholders under its DRIP, including 10,214 shares valued at $100,302 issued on shares held by lenders as collateral.

The information contained under this item on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.02 Unregistered Sales of Equity Securities

During the three months ended September 30, 2004, the Company issued 36,819 shares of unregistered common stock valued at $290,918, as follows:  2,875 shares valued at $25,766 issued on July 7, 2004 as incentive compensation to employees; 1,944 shares valued at $15,552 issued on July 8, 2004 in lieu of professional fees to a service provider; and 32,000 shares issued to the Company's ESOP in exchange for $249,600.  On October 4, 2004, the Company issued 3,000 shares valued at $23,520 as incentive compensation to employees.  On October 14, 2004, the Company issued 1,764 shares valued at $14,112 in lieu of professional fees to a service provider.

For the three months ended September 30, 2004, the Company recorded the exchange of 11,154 shares of Series C Convertible Preferred Stock for 3,718 shares of unregistered common stock, and, for the time period from October 1, 2004 to November 9, 2004, the Company recorded the exchange of 16,984 Series C Convertible shares for 5,661 shares of unregistered common stock.

In issuing the foregoing shares, the Company relied upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, on the basis that the transactions did not involve a public offering.

Item 7.01 Regulation FD Disclosure

The Company issued a press release today announcing that the Company has entered into definitive purchase agreements to sell 415,778 shares of newly issued common stock at a price of $9.00 per share to selected institutional and private investors.  A copy of this press release is incorporated herein by reference and filed as Exhibit 99.1 to this Current Report.

Pursuant to the terms and conditions of the form of Purchase Agreement filed as Exhibit 99.2 to this Current Report, a resale registration statement relating to any future resales of the newly issued shares will be filed with the Securities and Exchange Commission.  The closing of the private placement is conditioned upon and will occur shortly after the Securities and Exchange Commission informs the Company of its willingness to declare the resale registration statement relating to the newly issued shares effective.  The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the form of the Purchase Agreement.

The information contained under this item on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1

Registrant’s Press Release dated November 9, 2004

Exhibit 99.2

Form Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILX Resorts Incorporated

Date:  November 9, 2004

/s/ Joseph P. Martori

Joseph P. Martori

           Chairman